MaKensay Real Estate Services Inc.
76 S. Washington St. Suite M-102
Seattle, WA 98104
(206) 623-9300 623-9365 fax

OFFICE LEASE
The Lowman Hanford Building

This Lease is made this 12th day of February 2003 by and between Skyline Alliance Investments, a Washington general partnership and Seacor, LLC as tenants in common ("Landlord"), and Litigation Management Consulting, Inc., a Washington State corporation, ("Tenant"), who agree as follows:

1. **Fundamental Terms.** As used in the lease, the following capitalized terms shall have the following meanings:

(a) "Land" means the land on which the Building is located, situated in the city of Seattle, County of King, State of Washington, which is described in Exhibit A.

(b) "Building" means the building in which the Premises are located, commonly known as The Lowman & Hanford Building, the street address of which is 616 First Avenue, Seattle, WA 98104.

(c) "Premises" means that certain space outlined in red in Exhibit B and located on the 7th floor(s) of the Building designated as Suite 700.

(d) "Agreed Areas" means the agreed amount of rentable square feet of space in the Building and the Premises. Landlord and Tenant stipulate and agree for all purposes under this lease that the Building contains approximately 23,539 rentable square feet of space (the "Building Area") and that the Premises contain approximately 3,300 rentable square feet of space (the "Premises Area"). Landlord and Tenant further agree that the Building Area may exclude portions of the Building, which are used for other than office purposes, such as areas used for retail purposes or for storage purposes.

(e) "Tenant's Share" means the Premise Area divided by the Building Area, expressed as a percentage, which is Fourteen percent (14.0%). Notwithstanding the foregoing, if one or more of the facilities, services and utilities the costs of which are included within the definition of Operating Costs is not furnished to one or more tenants or to particular types of tenants, then in connection with the calculation of Tenant's Share of each of such costs the Building Area shall be reduced by the number of rentable square feet of space occupied by such tenants and Tenant's Share shall be separately computed as to each of such costs.

If a portion of the building is damaged or condemned, or any other event occurs which alters the number of rentable square feet of space in the Premises or the Building, then Landlord shall adjust Tenant's Share to equal the number of rentable square feet of space then existing in the Premises (as altered by such event) divided by the number of rentable square feet of space then existing in the Building (as altered by such event).

(f) "Commencement Date" means March 1, 2003.

(g) "Expiration Date" means February 28, 2006.

(h) "Term" means the period of time commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated pursuant to this Lease.

(i) "Minimum Monthly Rent" means the following amounts as to the following periods during the Term of this Lease:

Period	Monthly Amount
March 1, 2003 to May 31, 2003	$-0.00-
June 1, 2003 to February 28, 2004	$5,500.00
March 1, 2004 to April 30, 2004	$-0.00-
May 1, 2004 to February 28, 2005	$5,500.00
March 1, 2005 to May 31, 2005	$-0.00-
June 1, 2005 to February 28, 2006	$5,500.00

(j) "Permitted Use" means general office use for a litigation management consulting company and other related office uses.

(k) "Base Year" means the calendar year of 2003.

(l) "Prepaid Rent" means $5,500.00 dollars and shall be applied to the first full month of the Lease that rent is due as per paragraph 1.(i) above.

(m) "Security Deposit" means $5,500.00 dollars.

(n) "Landlord's Address for Notice" means The Lowman and Hanford Building, c/o MaKensay Real Estate Services Inc., 76 S. Washington St. Suite M-102, Seattle, WA 98104.

(o) "Landlord's Address for Payment of Rent" means The Lowman and Hanford Building, c/o MaKensay Real Estate Services Inc., 76 S. Washington St. Suite M-102, Seattle, WA 98104.

(p) "Tenant's Address for Notice" means Litigation Management Consulting, Inc., 616 First Ave., Suite 700, Seattle, WA 98104

(q) "Landlord's Agent" means MaKensay Real Estate Services Inc., or such other agent as the Landlord may appoint.

(r) "Broker(s)" means MaKensay Real Estate Services Inc., who represents the Landlord in this lease transaction and Cushman & Wakefield who represents the Tenant. Tenant has received and reviewed the pamphlet entitled "The Law of Real Estate Agency".

(s) "Exhibits" means the following Exhibits to this Lease:

Exhibit A - Legal Description of the Property
Exhibit B - Outline drawing of the Premises
Exhibit C - Work Letter
Exhibit D - Rules and Regulations

(t) "Rider" means the following rider which is attached hereto: N/A

(u) "Definitions" means the words and phrases defined in Section 44 captioned "Definitions"

2. **Premises.** Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term.

3. **Appurtenances.** Tenant, and its authorized representatives, shall have the right to use, in common with others and subject to the Rules and Regulations, the Common Area of the Building. Landlord shall have the right, in Landlord's sole discretion, from time to time to (i) make changes to the Building interior and exterior and Common Areas, including without limitation, changes in the location, size, shape, number and appearance thereof, (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remain available, and (iii) to use the Common Areas while engaged in making additional improvements, repairs or alteration to the Building. All of the windows and exterior walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same, provided, however, that such changes shall not materially affect Tenant's access to, or use and occupancy of, the Premises.

4. **Term.**

(a) **Commencement Date.** The Term shall commence on the Commencement Date and expire on the Expiration Date, unless sooner terminated pursuant to this Lease. The Commencement Date shall be:

(i) The date specified in Section 1, unless notice is delivered pursuant to Subsection 4(a)(ii) or Tenant occupies the Premises earlier pursuant to Subsection 4(a)(iii);

(ii) Such earlier or later date on which the Tenant Improvements to be made to the Premises by Landlord, if any, are substantially complete, provided, however, that the Landlord shall give notice of substantial completion to Tenant at least three (3) days before such date.

(iii) If Tenant shall occupy the Premises for the Permitted Use prior to the Commencement Date specified in Section 1 or the date specified in the notice provided for pursuant to Subsection 4(a)(ii), then the date of such early occupancy.

(b) **Tenant Obligation.** If the Tenant Improvements are not substantially completed on the Commencement Date specified in Section 1 primarily due to Tenant's failure to promptly review and approve the plans and specifications for the Tenant Improvements or change orders with respect to the Tenant Improvements or to Tenant's failure to fulfill any other obligation under this Lease, then the Term shall be deemed to have commenced on the Commencement Date specified in Section 1.

(c) **Tenant Termination Rights.** If the Tenant Improvements are not substantially completed on the Commencement Date as a result of causes beyond its reasonable control, Landlord shall not be liable for any damage caused by failing to deliver possession and this Lease shall not be void or voidable. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. No delay in delivery of possession of the Premises to Tenant shall change the Expiration Date or operate to extend the Term. If Landlord does not deliver possession of the Premises to Tenant within six (6) months of the Commencement Date, then Tenant may elect to terminate this Lease by giving notice to Landlord within thirty (30) days following the end of such two (2) month period.

(d) Confirmation of Commencement Date. When the Commencement Date as provided in Subsection 4(a)(ii) or Subsection 4(a)(iii) has been established as an earlier or later date than the

Commencement Date Specified in Section 1, Landlord shall confirm the Commencement Date by notice to Tenant.

5. Minimum Monthly Rent; Late Charge. Tenant shall pay to Landlord the Minimum Monthly Rent without deduction, offset, prior notice or demand, in advance on the first day of each month during the Term. Minimum Monthly Rent for any partial month shall be prorated at the rate of 1/30th of the Minimum Monthly Rent per day. Minimum Monthly Rent is exclusive of any sales, franchise, business or occupation or other tax based on rents and should such taxes apply during the Term, the Minimum Monthly Rent shall be increased by the amount of such taxes. All Rent shall be paid to Landlord at Landlord's Address for Payment of Rent or at such other address as Landlord may specify by notice to Tenant. If any Rent is not received by Landlord from Tenant by the fifth (5th) calendar day after such Rent is due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of the amount of such Rent or Fifty and no/100ths Dollars ($50.00), whichever is greater.

6. Prepaid Rent and Security Deposit. On execution of this Lease, Tenant shall deposit with Landlord the Prepaid Rent, as rent for the first full month of the Term, and the Security Deposit, as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may use Security Deposit, or any portion of it, to cure default. Tenant shall immediately restore the Security Deposit to the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of the Term, then Landlord shall return the Security Deposit, without interest, to Tenant. Landlord may commingle the Security Deposit with Landlord's general and other funds.

7. Real Property Taxes.

(a) Payment of Tenant's Share of Increases in Real Property Taxes. Tenant shall pay to Landlord, as additional rent, monthly, in advance on the first day of each month during the Term, an amount equal to one-twelfth (1/12th) of Tenant's Share of all increases in Real Property Taxes that are or will be levied or assessed against the property during each fiscal tax year during the Term over and above the Real Property Taxes that are levied or assessed against the Property during the Base Year as reasonably estimated by Landlord. Such additional Rent is exclusive of any sales, franchise, business or occupation or other tax based on rents and should such taxes apply during the Term, such Additional Rent shall be increased by the amount of such taxes. Within one hundred twenty (120) days after the end of each calendar year during the Term or within such longer period of time as may be reasonably necessary, Landlord shall furnish to Tenant a statement of the Real Property Taxes for the preceding calendar year and Tenant's Share of the increase in Real Property Taxes. If Tenant's Share of the increase in such Real Property Taxes for that fiscal tax year over such Real Property Taxes for the Base Year exceeds the monthly payments made by Tenant, then Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the statement. If Tenant's payments made during that calendar year exceed Tenant's Share of the increase in such Real Property Taxes for that calendar year over such Real Property Taxes for the Base Year, then, at Landlord's option, either Landlord shall pay Tenant the excess at the time Landlord furnishes the statement to Tenant, or Tenant shall be entitled to offset the excess against the next installment(s) of Minimum Monthly Rent and Additional Rent, provided, however, that at the end of the Term Landlord shall pay Tenant the excess at the time Landlord furnishes the statement to Tenant.

(b) General and Special Assessments. With respect to any general or special assessments which may be levied against or upon the Property, or which under the laws then in force may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installments, and interest due thereon, shall be included in the computation of Real Property Taxes.

(c) Proration. Tenant's Share of Real Property Taxes shall be prorated on the basis of a 360-day year to account for any fractional portion of a tax year included in the Term at its commencement and expiration.

(d) No Effect on Minimum Monthly Rent. Notwithstanding anything to the contrary in this Section, the Minimum Monthly Rent payable by Tenant shall in no event be less than the Minimum Monthly Rent specified in Section 1.

8. Personal Property Taxes. Tenant shall pay prior to delinquency all personal property taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. If possible, Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property of Tenant to be assessed and billed separately from the Property.

9. Operating Costs.

(a) Payment of Tenant's Share of Increases in Operating Costs. Tenant shall pay to Landlord, as Additional Rent, monthly, in advance on the first day of each month during the Term, an amount equal to one-twelfth (1/12th) of Tenant's Share of the increase in the Operating Costs of the Property for each calendar year during the Term over the Operating Costs for the Base Year as reasonably estimated by Landlord. Landlord shall reasonably estimate the Operating Costs for the Base Year and for each calendar year during the Term based on the Operating Costs that would have been incurred if the Building had been 95% occupied during the Base Year or each such calendar year, as the case may be, taking into account historical operating costs for the Building. Such Additional Rent is exclusive of any sales,

franchise, business or occupation or other taxed based on rents and should such taxes apply during the Term, such Additional Rent shall be increased by the amount of such taxes. Within one hundred twenty (120) days after the end of each calendar year during the Term or within such longer period of time as may be reasonably necessary, Landlord shall furnish to Tenant a statement of Operating Costs for the preceding calendar year and Tenant's Share of the increase in the Operating Costs. If Tenant's Share of the increase in the Operating Costs for that calendar year over the Operating Costs for the Base Year exceeds the monthly payments made by Tenant, then Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the statement. If Tenant's payments made during that calendar year exceed Tenant's Share of the increase in the Operating Costs for that calendar year over the Operating Costs for the Base Year, then, at Landlord's option, either Landlord shall pay Tenant the excess at the time Landlord furnishes the statement to Tenant, or Tenant shall be entitled to offset the excess against the next installment(s) of Minimum Monthly Rent and Additional Rent, provided, however, that at the end of the Term Landlord shall pay Tenant the excess at the time Landlord furnishes the statement to Tenant.

(b) Proration. Tenant's Share of Operating Costs shall be prorated on the basis of a 360 day year to account for any fractional portion of a year included in the Term at its commencement and expiration.

(c) No Effect on Minimum Monthly Rent. Notwithstanding anything to the contrary in this Section, the Minimum Monthly Rent payable by Tenant shall in no event be less that the Minimum Monthly Rent specified in Section 1.

10. Use. Tenant shall use the premises for the Permitted Use and for no other use without Landlord's prior consent in writing. Tenant agrees that it has determined to its satisfaction that the premises can be used for the Permitted Use. Tenant waives any right to terminate this Lease if the Premises cannot be used for the Permitted Use during the Term. Tenant shall not do, bring, or keep anything in or about the Premises or the Property that will cause a cancellation of any insurance covering the Building. If the rate of any insurance carried by Landlord on the Building as published by the Washington Survey and Rating Bureau, or any successor rating bureau or agency, is increased as a result of Tenant's use, then Tenant shall pay Landlord not less than ten (10) days before the date Landlord is obligated to pay a premium on the insurance, a sum equal to the difference between the original premium and the increased premium. Tenant shall comply with all Laws concerning the Premises and Tenant's use of the Premises. Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to the Tenants in the Building. Tenant shall not do anything on the Premises that will cause damage to the Building. Tenant and its authorized representatives shall comply with the Rules and Regulations.

11. Hazardous Substances. Tenant shall not dispose of or otherwise allow the release of any Hazardous Substances in, on or under the Premises, or the Property, or in any tenant improvements or alterations placed on the Premises by Tenant. Tenant represents and warrants to Landlord that Tenant's intended use of the Premises does not involve the use, production, disposal or bringing on to the Premises of any Hazardous Substances. Tenant shall promptly comply with all laws and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Substances, on or under the Premises or the Property, or in any tenant improvements or alterations, at Tenant's expense. Tenant agrees to hold Landlord harmless from and against any and all damages, charges, cleanup costs, remedial actions, costs, and expenses, which may be imposed on, incurred or paid by, or asserted against Landlord, the Premises or the Property by reason of, or in connection with (1) any misrepresentation, breach of warranty or other default by Tenant under this lease, or (2) the acts or Omissions of Tenant, its authorized representatives, or any subtenant or other person for whom Tenant would otherwise be liable, resulting in the release of any Hazardous Substance on the Premises or Property. This indemnity obligation shall survive termination of this Lease.

12. Landlord's Maintenance; Inclusion in Operating Costs.

(a) Landlord's Maintenance. Except as provided in Section 13 captioned "Tenant's Maintenance; Remedies", Section 23 captioned "Destruction" and Section 24 captioned "Condemnation" and except for damage caused by any negligent or intentional act or omission of Tenant or its authorized representatives, Landlord shall maintain in good condition and repair the following: (i) the structural parts of the Building, which structural parts include only the foundations, bearing and exterior walls (excluding glass and doors), subflooring and roof, (ii) the building standard lighting fixtures, window coverings and ceiling tiles and the unexposed electrical, plumbing and sewage systems, including without limitation, those portions lying outside the Premises, (iii) the heating and ventilating system, if any, servicing the Building, (iv) the lobbies, corridors, elevators and public restrooms of the Building. The Landlord shall also maintain the plumbing fixtures located inside the Premises, but the Tenant shall be responsible for any damage caused to the plumbing system as a result of flushing non-traditional waste products down the plumbing and sewer lines.

(b) Inclusion in Operating Costs. The cost of maintaining, repairing, replacing or servicing the portions of the Building that Landlord is required to maintain pursuant to this Section shall be included in Operating Costs to the extent provided in Section 9 captioned "Operating Costs".

13. Tenant's Maintenance; Remedies.

(a) Tenant's Maintenance. Except as provided in Section 12 captioned "Landlord's Maintenance; Inclusion in Operating Costs", Section 23 captioned "Destruction" and Section 24 captioned "Condemnation" and except for damage caused by any negligent or intentional act or omission of Landlord or its authorized representatives, Tenant, at its cost, shall maintain in good condition and repair the Premises, including without limitation, all of Tenant Improvements (except for latent defects), Tenant's alterations, Tenant's trade fixtures, Tenant's personal property, signs, walls, interior partitions, wall coverings, windows, non-building standard window coverings, glass within the Premises, doors, carpeting and resilient flooring, non-building standard ceiling tiles, plumbing fixtures and non-building standard lighting fixtures. Tenant shall be liable for any damage to the Premises and the Building resulting from acts or omissions of Tenant or its authorized representatives.

(b) Landlord's Remedies. If Tenant fails to maintain Premises in good condition and repair as required by Subsection 13 (a), then Landlord may, at its option, cause the Premises to be maintained in good condition and repair and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in performance of Tenant's obligation to maintain Premises.

14. Tenant Improvements and Alterations; Trade Fixtures. Improvements and alterations to be made to the Premises shall be installed and paid for as set forth in the Work Letter attached hereto as Exhibit C. Tenant shall not make any other improvements or alterations to the Premises, or install any trade fixtures in the Premises without Landlord's prior consent in writing. Any Improvements and alterations made by either party shall remain on and be surrendered with the Premises on expiration or termination of the Term, except that Landlord can elect by giving notice to Tenant within thirty (30) days before the expiration of the Term, or within thirty (30) days after termination of the Term, to require Tenant to remove any improvements and alterations that Tenant has made to the Premises. If Landlord so elects, Tenant, at its cost, shall restore the premises to the condition designated by Landlord in its election, before the last day of the Term, or within thirty (30) days after notice of election is given, whichever is later. Any improvements and alterations that remain on the Premises on expiration or termination of the Term shall automatically become property of the Landlord. If Tenant makes any improvements or alterations to the premises as provided in this Section, then such improvements and alterations shall be made in a quality manner consistent with the quality of the other improvements found in the Premises, and in conformity with Landlord's consent and then applicable Laws.

15. Mechanic's Liens. Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant shall keep the property free and clear of all mechanics' liens resulting from construction done by or for the Tenant. Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on command by Land lord, Tenant procures and records a lien release bond in an amount equal to one and one half times the amount of the claim of lien or furnishes other security for payment of such lien satisfactory to Landlord.

16. Utilities and Services.

(a) Utilities and Services furnished by Landlord. Landlord shall furnish the Premises with:

(i) Electricity for lighting and power suitable for the use of the Premises for ordinary general office purposes during normal business hours from 7:00 A.M. to 8:00 P.M. Monday thru Friday, and from 8:00 A.M. to 2:00 P.M. on Saturdays, except Sundays and those legal holidays generally observed in the State of Washington ("Normal Business Hours"). Tenant shall not at any time have a connected electrical load for lighting purposes in excess of the wattage per square foot of Premises Area required for building standard amounts of lighting, or a connected load for all other power requirements in excess of four (4) watts per square foot of Premises Area;

(ii) Heating and ventilating system, to maintain a temperature in the Premises, which is customary for similar office space in the downtown Seattle, Washington Area. Tenant agrees to cooperate with Landlord and to abide by the regulations, which Landlord may prescribe for the proper functioning and protection of the heating, ventilating system, if any. If Tenant requires heating and ventilating to the Premises other than during Normal Business Hours, Landlord shall, upon Tenant's request made not less than 24 hours before time Tenant requires the after hours service, and not later than Noon on the Friday before the Saturday or Sunday on which Tenant requires such service, and not later than Noon of the day before any holiday on which Tenant requires such service (except as otherwise provided in the Rules and Regulations), furnish such heating and ventilating. If Tenant receives such services, then Tenant shall pay, upon demand, an amount equal to Tenant's proportionate share of the actual direct cost to Landlord in providing the heating and ventilating to Tenant and all other tenants of the Building requesting such services outside of Normal Business Hours, and

(iii) Janitor service five (5) times per week.

(b) Payment for Excess Utilities and Services. All services and utilities for the Premises not required to be furnished by Landlord pursuant to Section 16 (a) shall be paid for by Tenant. If Tenant requires, on a regular basis, electricity or heating, ventilating and air-conditioning in excess of that which is provided for in Section 16(a), then Tenant shall first obtain the consent of Landlord which consent may be withheld in Landlord's sole discretion. If Landlord consents to such excess use, Landlord may install a meter to measure the excess electricity. Tenant shall pay to Landlord upon demand (i) the cost of any and all electricity, heating, ventilating and air conditioning, janitorial, elevator or other services or utilities

required to be furnished to Tenant in excess of the services and utilities required to be furnished by Landlord as provided in Section 16 (a); (ii) the cost of installation, maintenance and repair of any meter installed in the Premises; (iii) the cost of all electricity consumed by Tenant in connection with any dedicated heating, ventilating and air conditioning or other special systems of Tenant; and (iv) any cost incurred by Landlord in keeping account of or determining such excess utilities or services furnished to Tenant. Landlord's failure to bill Tenant for any such excess utilities or services shall not waive Landlord's right to bill Tenant for the excess at a later time.

(c) Temperature Balance. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating and ventilating system, if any, in the Building to maintain temperatures that may be required for, or because of, any of Tenant's equipment which uses other than the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. Tenant shall not install or operate window mounted heating or air-conditioning units.

(d) Electricity Use. In no event shall Tenant's use of electricity exceed the capacity of existing feeders to the Building or the riser or wiring installation, and Landlord may prohibit the use of any electrical equipment which in Landlord's opinion will overload such wiring or interfere with the use thereof by other tenants in the Building. If Landlord consents to the use of equipment requiring such changes, Tenant shall pay the cost of installing any additional risers, panels or other facilities that may be necessary to furnish energy to the Premises.

(e) Landlord's duties. Landlord shall not be in default under this Lease or liable for any damages resulting from, or incidental to, nor shall the rent be abated by reason of, any failure or interruption of utilities or services when such failure or interruption is caused by accident or any condition beyond the reasonable control of Landlord, including the making of necessary repairs or improvements to the Premises or to the Building. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

17. Indemnity.

(a) Generally. Tenant shall hold Landlord and Landlord's agents, harmless from and against any and all damages arising out of any damage to any persons or property occurring in, on or about the Premises or the Property resulting from the negligent acts or omissions of Tenant or its authorized representatives. Landlord shall hold Tenant harmless from and against any and all damages arising out of any damage to any persons or property occurring in, on or about the Premises or the Property resulting from the acts or omissions of Landlord or its authorized representatives. A party's obligation under this Section to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.

(b) Concurrent Negligence of Landlord and Tenant. Notwithstanding Section 17 (a) above, in the event of concurrent negligence of Tenant, or its authorized representatives, on the one hand, and that of the Landlord, or its authorized representatives, on the other hand, which concurrent negligence results in damage to any persons or property occurring in, on or about the Premises or the Property, either party's obligation to indemnify the other party as set forth in Section 17 (a) shall be limited to the extent of the negligence of the indemnifying party, or its authorized representatives, including the indemnifying party's proportional share of costs and attorneys' fees incurred in connection with any claims, actions or proceeding brought with respect to such damage.

(c) Waiver of Worker's Compensation Immunity. The indemnification obligations contained in this Section shall not be limited by any worker's compensation, benefit or disability laws, and each indemnifying party hereby waives (solely for the benefit of the indemnified party) any immunity that said indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker's compensation, benefit or disability laws.

(d) Provisions Specifically Negotiated. LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THE LEASE THAT EACH INDEMNIFICATION PROVISION OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.

18. Exemption of Landlord from Liability. Landlord and Landlord's Agent shall not be liable for injury to Tenant's business or loss of income there from or for damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its authorized representatives, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury resulting from conditions arising upon the Premises or upon other portions of the Building or the Property unless such injury or damage is caused by the gross negligence or willful misconduct of Landlord or its authorized representatives.

3,000 (initials) MR

$2,000,000 (initials) MR

19. Commercial General Liability and Property Damage Insurance. Tenant, at its cost, shall maintain commercial general liability insurance (including contractual liability and products and completed operations liability) with liability limits of not less than ~~$2,000,000~~ per occurrence and ~~$5,000,000~~ annual aggregate, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use and occupancy of the Premises and property damage insurance with liability limits of not less than $500,000. All such commercial general liability and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 17 captioned "Indemnity". Landlord and Landlord's Agent shall be additional named insureds on such insurance policy.

20. Tenant's Fire Insurance. Tenant, at its cost, shall maintain on all of Tenant's Alterations, Trade Fixtures and Personal Property in, on or about the Premises, a policy of standard All Risk fire insurance, in an amount equal to at least their full replacement cost. The proceeds of any such policy shall be used by Tenant for the restoration of Tenant's Alterations and Trade Fixtures and the replacement of its Personal Property.

21. Waiver of Claims. Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and the Building and to Tenant's alterations, trade fixtures and personal property that are caused by or result from risks insured against under any insurance policies carried by the parties or required to be carried by the parties under this Lease. Landlord and Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any such insurance policies. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

22. Other Insurance Matters. All insurance required to be carried by Tenant under this Lease shall: (i) be issued by insurance companies authorized to do business in the State of Washington with a rating A/VI or better as rated in the most recent addition of Best's Insurance Reports; (ii) be issued as a primary policy, and (iii) contain an endorsement requiring thirty (30) days' prior written notice from the insurance company to both parties, to Landlord's Agent, and, if requested by Landlord, to Landlord's lender, before cancellation or change in the coverage, scope, or amount of any policy. Each policy or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord on or before Commencement Date, and on renewal of the policy not less than ten (10) days before expiration of the term of the policy.

23. Destruction.

(a) Insured Damage. If during the Term the Premises or the Building are partially or totally destroyed by any casualty that is covered by any insurance carried by Landlord covering the Building, rendering the Premises partially or totally inaccessible or unusable, Landlord shall restore the Premises or the Building to substantially the same condition as they were in immediately before such destruction, if (i) the insurance proceeds available to Landlord equal or exceed the cost of such restoration, (ii) in the opinion of a registered architect or engineer appointed by Landlord such restoration can be completed within one hundred eighty (180) days after the date on which Landlord obtains all permits necessary for such restoration, and (iii) such restoration is permitted under then existing laws to be done in such a manner as to return the Premises, or the Building, as the case may be, to substantially the same condition as they were in immediately before such destruction. To the extent that the insurance proceeds must be paid to a mortgagee under, or must be applied to reduce any debt secured by, a mortgage covering the Property, the insurance proceeds shall be deemed not to be available to Landlord unless such mortgage permits Landlord to use the insurance proceeds for such restoration. Such destruction shall not terminate this Lease.

(b) Major or Uninsured Damage. If during the Term the Premises or the Building are partially or totally destroyed by any casualty and Landlord is not obligated under Section 23(a) captioned "Insured Damage" to restore the premises or the Building, as the case may be, then Landlord may, at its election, either (i) restore the Premises or the Building to substantially the same condition as they were in immediately before such destruction, or (ii) terminate this Lease effective as of the date of such destruction. If Landlord does not give Tenant notice within sixty (60) days after the date of such destruction of its election to restore the Premises or the Building, as the case may be, Landlord shall be deemed to have elected to terminate this Lease. If Landlord elects to restore the Premises or the Building, as the case may be, Landlord shall use commercially reasonable efforts to complete such restoration within one hundred eighty (180) days after the date on which Landlord obtains all permits necessary for such restoration, provided, however, that such one hundred eighty (180) day period shall be extended by a period equal to any delays caused by Force Majeure, and such destruction shall not terminate this Lease. If Landlord does not complete such restoration within six (6) months following the date of such destruction, then Tenant may elect to terminate this Lease by giving notice to such effect to Landlord.

(c) Damage to the Building. If during the Term the Building is partially destroyed by any casualty and if in the opinion of Landlord the Building should be restored in such a way as to materially alter the Premises, then Landlord may, at Landlord's election, terminate this Lease by giving notice to Tenant of Landlord's election to do so within sixty (60) days after the date of such destruction.

(d) Extent of Landlord's Obligation to Restore. If Landlord is required or elects to restore the Premises as provided in this Section, Landlord shall not be required to restore alterations made by Tenant, Tenant's trade fixtures and Tenant's personal property, such excluded items being the sole responsibility of Tenant to restore.

(e) Abatement or Reduction of Rent. In case of damage to, or destruction of, the Premises or the Building the Minimum Monthly Rent shall be abated or reduced, between the date of destruction and the date of completion of restoration, by an amount that is in the same ratio to the Minimum Monthly Rent as the total number of square feet of the Premises that are so damaged or destroyed bears to the total number of square feet in the Premises.

24. **Condemnation.** If during the Term there is any taking of part or all of the Premises by Condemnation, then the Term shall terminate as of the date of the taking. If during the Term there is a taking of a part of the Building other than the premises and if in the opinion of Landlord the Building should be restored in such a way as to materially alter the Premises, then Landlord may terminate the Term by giving notice to such effect to Tenant within sixty (60) days after the date of vesting of title in the condemnor and the Term shall terminate as of the date specified in such notice, which date shall not be less than sixty (60) days after giving of such notice. The entire award for the Premises, the Building and the Property, shall belong to and be paid to Landlord, provided, however, that Tenant shall have the right to claim and recover from the condemnor compensation for the loss of Tenant's alterations, trade fixtures, and personal property, and for Tenant's moving expenses and business interruption.

25. **Assignment and Subletting.** Tenant shall not voluntarily assign or encumber its interest in the Lease or in the Premises, or sublease any part or all of the Premises, without Landlord's prior consent in writing, which consent shall not be unreasonably withheld. In determining whether to approve a proposed assignment or sublease, Landlord shall place primary emphasis on the proposed transferee's reputation and creditworthiness, the character of the business to be conducted by the proposed transferee at the Premises and the affect of such assignment or subletting on the tenant mix in the Building. Any assignment, encumbrance or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default under this Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the assignee or subtenant, it being agreed by the parties hereto that any such rights and options are personal to Tenant named herein and may not be transferred. Any instrument by which Tenant assigns or sublets all or any portion of the Premises shall expressly provide that the assignee or subtenant may not further assign or sublet the assigned or sublet space without Landlord's prior consent in writing, and that the assignee or subtenant will comply with all of the provisions of this Lease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment.

26. **Default.** The occurrence of any of the following shall constitute a default under this Lease:

(a) Failure to Pay Rent. Failure to pay rent when due, if the failure continues for a period of three (3) days after notice of such default has been given by Landlord to Tenant.

(b) Failure to Comply with Rules and Regulations. Failure to Comply with the Rules and Regulations, if the failure continues for a period of twenty four (24) hours after notice of such default is given by Landlord to Tenant.

(c) Other Defaults. Failure to perform any other provision of this Lease, if the failure to perform is not cured within thirty (30) days after notice of such default has been given by Landlord to Tenant. If the default cannot reasonably be cured within thirty (30) days, then Tenant shall not be in default under this Lease if Tenant commences to cure the default within thirty (30) days and diligently and in good faith continues to cure the default.

27. **Remedies.** If Tenant commits a default, Landlord shall have the following alternative remedies, which are in addition to any remedies now or later allowed by law:

(a) Maintain Lease in Force. Maintain Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession, irrespective of whether Tenant shall have abandoned the Premises. If Landlord elects to not terminate the Lease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a Term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

(b) Terminate Lease. Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including without limitation thereto, the following: (i) The worth of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth of the amount by which unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (iv) any other amount necessary to compensate for all the detriment proximately caused by Tenant's failure to perform under its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation, any cost or expenses incurred by Landlord in (A) retaking possession of the Premises, including reasonable attorney fees therefor, (B) Maintaining or preserving the Premises after such default, (C) preparing the premises for reletting to a new tenant, including repairs or necessary alterations to the premises for such reletting, (D) leasing commissions, and (E) any other costs necessary or appropriate to relet the Premises; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Upon such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in its sole discretion deems reasonable and necessary. As used in Subsection 27 (b) (i) the "worth" is computed by allowing interest at the rate of eighteen percent (18%) per year from the date of default. As used in Subsection 27 (b) (ii) and (iii) the "worth" is computed by discounting such amounts at the discount rate of eight percent (8%) per year.

28. Bankruptcy. If Tenant becomes a Debtor under Chapter 7 of the Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 or the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has cured all defaults under the Lease and paid all sums due and owing under the Lease.

29. Landlord's Lien and Security Interest. Landlord shall have a lien on, and Tenant hereby grants Landlord a security interest in, Tenant's alteration, trade fixtures and personal property, which are or may be put on the Premises, to secure the payment of the rent reserved under this Lease. If Tenant shall default in the payment of such rent, Landlord may, at its option, without notice or demand, take possession of and sell such property in accordance with the Uniform Commercial Code of Washington.

30. Limitation of Landlord's Liability. Anything in this Lease to the contrary notwithstanding, covenants, undertakings, and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Property, but are made and intended for the purpose of binding only the Landlord's interest in the Property. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners and their respective heirs, legal representatives, successors and assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

31. Signs. Landlord, at its cost, shall provide a building standard sign at the entrance of the Premises. Tenant shall not have the right to place, construct or maintain any other sign, advertisement, awning, banner or other exterior decoration without Landlord's consent. Any sign that Tenant has the right to place, construct and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval.

32. Landlord's Right to Enter Premises. Landlord and its authorized representatives shall have the right to enter the Premises at reasonable times and upon reasonable prior notice (except in an emergency when no such notice shall be required) to (i) determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) do any necessary maintenance and to make any restoration to the Premises or the Building that Landlord has the right or obligation to perform, (iii) serve, post or keep posted any notices required or allowed under the provisions of the Lease, (iv) post any ordinary "For Sale" signs at any time during the Term and to post any ordinary "For Lease" signs during the last ninety (90) days of the Term, and (v) show the Premises to prospective brokers, agents, purchasers, tenants, lenders or persons interested in exchange, during the Term. Landlord shall not be liable in any manner for any inconvenience, annoyance, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the Premises as provided in this Section, provided, however, that Landlord shall conduct its activities on the Premises as allowed in the Section in a reasonable manner so as to cause minimal inconvenience, annoyance or disturbance to Tenant.

33. Subordination. At Landlord's option, this Lease shall be subject to and subordinate to the lien of any existing or future mortgages or deeds of trust in any amount or amounts whatsoever, now or hereafter placed in or against the Building or the real property upon which it is located, and to any extensions, renewals or replacements thereof, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. However, within five days of Landlord's request, Tenant will execute and deliver such further instruments as Landlord deems necessary to evidence such subordination of this Lease. As long as Tenant is not in default under this Lease, said subordination shall not disturb Tenant's right to possession of the Premises.

34. Right to Estoppel Certificates. Tenant, within ten (10) days after notice from Landlord, shall execute and deliver to Landlord, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified and stating modifications. The certificate shall also state the amount of Minimum Monthly Rent, the dates to which rent has been paid in advance, and the amount of any prepaid rent or security deposit and such other matters as Landlord may reasonably request. Failure to deliver the certificate within such ten (10) day period shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord, that this Lease is in full force and effect and has not been modified except as may be represented by Landlord requesting the certificate.

35. Transfer of Landlord's Interest. If Landlord sells or transfers the Property, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease if Landlord's successor has assumed in writing, for the benefit of Tenant, Landlord's obligations under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer such security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability with respect to such security or prepaid rent.

36. Attorneys' Fees. If either party shall bring any action for relief against the other party, declaratory or otherwise, arising out of this Lease, including any action by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

37. Surrender; Holding Over.

(a) Surrender. On expiration or ten (10) days after termination of the Term, Tenant shall surrender the Premises and all Tenant's improvements and alterations to Landlord broom clean and in good condition. Tenant shall remove all trade fixtures, personal property and signs within the time period stated in this Section. Tenant, at its cost, shall perform restoration made necessary by, and repair any damage to the Premises caused by, the removal of its trade fixtures, personal property and signs to Landlord's reasonable satisfaction within the time period stated in this Section. Landlord may, at its election, retain or dispose of in any manner any of the Tenant's trade fixtures, personal property or signs that Tenant does not remove from the Premises on expiration or within ten (10) days after termination of the Term as allowed or required by the provisions of this Lease by giving ten (10) days notice to Tenant. Title to any such trade fixtures and personal property that Landlord elects to retain or dispose of on expiration of such ten (10) day period shall vest in Landlord. If Tenant fails to surrender the Premises on expiration or ten (10) days after termination of the Term as required by this Section, Tenant shall pay Landlord rent in any amount equal to twice the Minimum Monthly Rent applicable for the month immediately prior to the expiration or termination of the Term for the entire time Tenant thus remains in possession and Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to timely surrender the Premises, including without limitation, (i) any rent payable by, or any damages claimed by, any prospective tenant of any part or all of the Premises, and (ii) Landlord's damages resulting from such prospective tenant rescinding or refusing to enter into the prospective lease of part or all of the Premises by reason of Tenant's failure to timely surrender the Premises. If Tenant, without Landlord's prior consent in writing, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a tenancy at sufferance terminable at any time by either party.

(b) Holding Over with Landlord's Consent. If Tenant, with Landlord's prior consent in writing, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed month-to-month tenancy terminable on thirty (30) days notice given at any time by either party. During such month-to-month tenancy, Tenant shall pay rent in the amount then agreed by Landlord and Tenant. All provisions of this Lease, except those pertaining to term, shall apply to the month-to-month tenancy.

38. Broker. Landlord and Tenant each represent to the other that neither is represented by any broker, agent or finder with respect to this Lease in any manner, except the Broker(s). The commission due to the Broker(s) shall be paid by Landlord pursuant to a separate agreement. Each party agrees to indemnify and hold the other party harmless from and against any and all liability, costs, damages, causes of action or other proceedings instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by any reason of conduct of the indemnifying party in any manner whatsoever in connection with this Lease.

39. Interest on Unpaid Rent. In addition to the Late Charge as provided Section 5 (b), Rent not paid when due shall bear interest from the date due until paid at the rate of twelve percent (12%) per year, or the maximum legal rate of interest, whichever is less.

40. Consent. Whenever the consent of either Landlord or Tenant is required under this Lease, such consent shall not be effective unless given in writing and shall not be unreasonably withheld or delayed, provided, however, that such consent may be conditioned as provided in this Lease.

41. Rules and Regulations. Tenant shall comply with the Rules and Regulations set forth on Exhibit D attached hereto, as such Rules and Regulations may be amended by Landlord from time to time. Landlord shall not be responsible to Tenant for, and shall have no liability whatsoever with respect to, the noncompliance by any other tenant or occupant of the Building with any of such Rules and Regulations.

42. Landlord's Option to Relocate Tenant. Landlord shall have the option at any time to relocate Tenant, upon not less than sixty (60) days advance written notice by Landlord to Tenant, to any floor of the Building in which the Premises are located so long as the square footage of the Premises leased hereunder is not reduced. Rent shall not be changed because of relocation unless the increase in square footage is caused by Tenant's request for additional space. In the event Landlord gives Tenant written notice of the relocation after Tenant and Landlord have commenced or completed the approved installation of partitioning or other improvements, Landlord shall furnish Tenant with similar partitioning or other improvements of equal quality in the Premises to which Tenant is relocated. Landlord shall pay expenses associated with relocation of existing telephones, existing office furniture, and existing equipment.

43. Notices. All notices or requests required or permitted under this Lease shall be in writing. If given by Landlord such notices or requests may be personally delivered or sent by certified mail, return receipt requested, postage prepaid. If given by Tenant such notices or requests shall be sent by certified mail, return receipt requested, postage prepaid. Such notices or requests shall be deemed given when delivered or mailed, irrespective of whether such notice or request is actually received by the addressee. All notices or requests to Landlord shall be sent to Landlord at Landlord's Address for Notice. Either party may change the address to which notice shall be sent by notice to the other party.

44. Definitions. As used in this Lease, the following words and phrases, whether or not capitalized, shall have the following meanings:

(a) "Additional Rent" means pass-throughs of increases in Operating Costs and Taxes, as defined in this Lease, and other monetary sums to be paid by Tenant to Landlord under the provisions of this Lease.

(b) "Alteration" means any addition or change to, or modification of, the Premises made by Tenant, including without limitation, fixtures, but excluding trade fixtures.

(c) "Authorized Representatives" means any officer, agent, employee, independent contractor or invitee of either party.

(d) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

(e) "Common Areas" means all areas outside the Premises and within the Building or on the Land that are provided and designated by Landlord from time to time for the general, non-exclusive use of Landlord, Tenant and other tenants of the Building and their authorized representatives, including without limitation, common entrances, lobbies, corridors, stairways and stairwells, elevators, escalators, public restrooms and other public portions of the Building.

(f) "Damage" means any injury, deterioration, or loss to a person, property, the Premises or Building caused by another person's acts or omissions or by Acts of God. Damage includes death.

(g) "Damages" means a monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to his person, property or rights through another's acts or omissions.

(h) "Expiration" means the coming to an end of the time specified in the Lease as its duration, including any extension of the Term resulting from the exercise of an option to extend.

(i) "Force Majeure" means strikes, lockouts, labor disputes, shortages of labor or materials, fire or other casualty, Acts of God or any other cause beyond the reasonable control of a party.

(j) "Good Condition" means the good physical condition of the premises and each portion of the Premises, including without limitation, all of the Tenant Improvements, Tenant's Alterations, Tenant's Trade Fixtures, Tenant's Personal Property, all as defined here, signs, walls, interior partitions, windows, window coverings, glass, doors, carpeting and resilient flooring, ceiling tiles, plumbing fixtures and lighting fixtures, all of which shall be in conformity with building standard finishes, ordinary wear and tear, damage by fire or other casualty and taking by condemnation excepted.

(k) "Hazardous Substances" means any industrial waste, toxic waste, chemical contaminant or other substance considered hazardous, toxic or lethal to persons or property or designated as hazardous, toxic or lethal to persons or property under laws, including without limitation, asbestos material or materials containing asbestos.

(l) "Hold Harmless" means to defend and indemnify from all liability, losses, penalties, damages as defined here, costs, expense (including without limitation, attorneys' fees), causes of action, claims or judgments arising out of or related to any damage, as defined here, to any person or property.

(m) "Law" means any constitution, statute, ordinance, regulation, rule, code, resolution, judicial decision, administrative order or other requirement of any federal, state, county, municipal or other governmental agency or authority having jurisdiction over the parties or the Property, or both, in effect either at the time of execution of this Lease or at any time during the Term, including without limitation, any regulation or order of a quasi-official entity or body (e.g. board of fire examiners or public utilities).

(n) "Lender" means mortgage, beneficiary, secured party or other holder of an encumbrance, as defined here.

(o) "Lien" means a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act.

(p) "Maintenance" means repairs, replacement, repainting and cleaning.

(q) "Mortgage" means any deed of trust, mortgage or other written security device or agreement affecting the Premises, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

(r) "Mortgagee" means the beneficiary under a deed of trust or mortgagee under a mortgage.

(s) "Mortgagor" means the grantor or trustor under a deed of trust or mortgagor under a mortgage.

(t) "Operating Costs" means all costs of any kind incurred by Landlord in operating, cleaning, equipping, protecting, lighting, repairing, replacing, heating, maintaining and insuring the Property. Operating Costs shall include, without limitation, the following costs: (i) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents directly engaged in the operation, repair, or maintenance of the Property; (ii) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its authorized representatives, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (iii) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (iv) premises and other charges incurred by Landlord with respect to fire, earthquake, other casualty, all risk, rent loss and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (v) water charges and sewer rents or fees; (vi) license, permit and inspection fees; (vii) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance and repair of the Property; (ix) property management fees and expense; (x) repairs to and physical maintenance of the Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (xvi) and (xvii) below; (xi) janitorial, window cleaning, security, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator (if any), electrical, HVAC, mechanical and other building equipment and systems or as may otherwise be necessary or proper for the operation or maintenance of the Property; (xii) supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Property; (xiii) accounting, legal and other professional fees and expenses; (xiv) painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Property; (xv) all costs and expenses for electricity, water for heating, gas, fuel, steam, heat, lights, power, and other energy related utilities required in connection with the operation, maintenance and repair of the Property; (xvi) the cost of any improvements which Landlord elects to capitalize made by Landlord to the Property during the Term in compliance with the requirements of any laws or regulation or insurance requirement with which the Property was not required to comply during the Base Year, as reasonably amortized by Landlord, with interest on the unamortized balance at the rate of twelve percent (12%) per year, or the maximum legal rate of interest, whichever is less; (xvii) the cost of any improvements which Landlord elects to capitalize made by Landlord to the Property during the term of this Lease for the protection of the health and safety of the occupants of the Property or that are intended to reduce other Operating Costs, as reasonably amortized by Landlord, with interest on the unamortized balance at the rate of twelve percent (12%) per year, or the maximum legal rate of interest, whichever is less; (xviii) a reasonable and prudent reserve for repair or replacement of equipment used in the maintenance or operation of the Property; (xix) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Property), such costs to be amortized over the useful life thereof; (xx) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for Any such additional work, labor, services or material resulting from compliance with any laws or orders applicable to the Property; (xxi) Building office rent or rental value; and (xxii) all

other costs which, in accordance with generally accepted accounting principals, as applied to the maintenance and operation of office and/or retail buildings, are properly chargeable to the operation and maintenance of the Property.

Operating Costs shall not include the following: (i) depreciation on the Building; (ii) debt service; (iii) capital improvements, except as otherwise provided in clauses (xvi) and (xvii) above, (vi) rental under any ground or underlying leases; (v) Real Property Taxes, (vi) attorneys' fees and expenses incurred in connection with lease negotiations with prospective tenants; (vii) the cost of tenant improvements; (viii) advertising expense; or (ix) real estate broker's or other leasing commissions.

(u) "Parties" means Landlord and Tenant.

(v) "Party" means Landlord or Tenant

(w) "Person" means one or more human beings, or legal entities or other artificial persons, including without limitation, partnerships, corporations, trusts, estates, associations and any combination of human beings and legal entities.

(x) "Property" means Premises, Building and Land.

(y) "Real Property Taxes" means any form of tax, assessment, general assessment, special assessment, lien, levy, bond obligation, license fee, license tax, tax or excise on rent, or any other levy, charge or expense, together with any statutory interest thereon, (individually and collectively, the "Impositions"), now or hereafter imposed or required by any authority having the direct or indirect power to tax, including any federal, state, country or city government or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, (individually and collectively, the "Governmental Agencies") on any interest of Landlord or Tenant or both (including any legal or equitable interest of Landlord or its mortgage, if any) in the Premises or the Property, including without limitation: (i) any Impositions upon, allocable to or measured by the area of the Premises or the Property, or the rental payable hereunder, including without limitation, any gross income tax or excise tax levied by any Governmental Agencies with respect to the receipt of such rental; (ii) any Impositions upon or with respect to the possessions, leasing, operation, management, maintenance, alteration, repair or use or occupancy by Tenant of the Premises or any portion thereof; (iii) any Impositions upon this Lease or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; (iv) any Impositions by Governmental Agencies (whether or not such impositions constitute tax receipts) in substitution, partially or totally, of any impositions now or previously included within the definition of real property taxes, including those calculated to increase tax increments to Governmental Agencies and to pay for such services as fire protection, water drainage, street, sidewalk and road maintenance, refuse removal or other governmental services formerly provided without charge to property owners or occupants; or (v) any and all costs, including without limitation, the fees of attorneys, tax consultants and experts, incurred by Landlord should Landlord elect to negotiate or contest the amount of such real property taxes in formal or informal proceedings before the Governmental Agency imposing such real property taxes. In no event shall real property taxes include Landlord's general income, inheritance, estate, gift or franchise taxes.

(z) "Rent" means Minimum Monthly Rent, as adjusted from time to time under this Lease, Additional Rent, Prepaid Rent, Security Deposit, all as defined here, payments of Tenant's Share of increase in Taxes and Operating Costs, insurance, utilities and other charges payable by Tenant to Landlord.

(aa) "Rentable Square Feet of Space" as to Premises or the Building, as the case may be, means the number of usable square feet of space times the applicable R/U Ratio(s) as defined here.

(ab) "Restoration" means the reconstruction, rebuilding, rehabilitation and repairs that are necessary to return damaged portions of the Premises and the Building to substantially the same physical condition as they were in immediately before damage.

(ac) "R/U Ration" means the rentable area of a floor of the Building divided by the usable area of the floor, both of which shall be computed in accordance with American National Standard Z65.1 - 1980 Method of Measuring Floor Space in Office Buildings as published by the Building Owner's and Managers Association, as amended from time to time.

(ad) "Successor" means assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either party.

(ae) "Tenant's Personal Property" means Tenant's equipment, furniture, and movable property placed in the Premises by Tenant.

(af) "Tenant's Trade Fixtures" means any property installed in or on the Premises by Tenant for the purposes of trade, manufacture or related use.

(ag) "Termination" means the ending of the Term for any reason before expiration, as defined here.

45. Miscellaneous Provisions. This Lease sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. This Lease may not be amended or rescinded in any manner except by an instrument in writing signed by a duly authorized officer or representative of each party hereto. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington. In the event any action is brought to enforce any of the provisions of this Lease, the parties agree to be subject to exclusive in personam jurisdiction in the Superior Court for the State of Washington or in the United States District Court for the district of Washington and agree that in any such action venue shall lie exclusively at Seattle, Washington. No waiver of any right under this Lease shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Lease. Time is of the essence in the performance of all covenants and conditions in this Lease for which time is a factor.

Dated the date first above written.

Landlord: Skyline Alliance Investments, a Washington general partnership and Seacor, LLC as tenants in common

By [signature]
It's Member

Tenant: Litigation Management Consulting, Inc.

By [signature]

Its CFO

This Lease has been prepared for submission to you and your attorney. MaKensay Real Estate Services, Inc. is not authorized to give legal or tax advice. Neither Landlord nor MaKensay Real Estate Services, Inc. makes any representations as to the legal sufficiency, legal effect or tax consequences of this document of any transaction relating thereto. These are questions for your attorney with whom you should consult before signing this document to determine whether your legal rights are adequately protected.

[Notary attached]

STATE OF WASHINGTON)
) ss.
COUNTY OF KING)

On ________________, 200__, personally appeared before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, ________________ known to me to be the individual described in and who executed the foregoing instrument, and acknowledged the said instrument to be his free and voluntary act and deed.

Witness my hand and official seal hereto affixed the day and year first above written.

____
Notary Public in and for the State of Washington
Residing at ________________
My commission Expires: ________________

STATE OF WASHINGTON)
)ss.
COUNTY OF KING)

On this 18th day of February 2003, personally appeared before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, Michael Boeter known to me to be the individual described in and who executed the foregoing instrument and acknowledged the said instrument to be her free and voluntary act and deed

Witness my hand and official seal hereto affixed the day and year first above written.

Nancy Grubbs
Notary Public in and for the State of Washington
Residing at Seattle

My commission Expires: Oct. 7, 2004

STATE OF WASHINGTON)
)ss.
COUNTY OF KING)

On this 18 day of February 2003, personally appeared before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, Rachel Larson known to me to be the individual described in and who executed the foregoing instrument and acknowledged the said instrument to be her free and voluntary act and deed

Witness my hand and official seal hereto affixed the day and year first above written.

Wendi Sauge
Notary Public in and for the State of Washington
Residing at Seattle, WA

My commission Expires: 10-15-06

STATE OF WASHINGTON)
)ss.
COUNTY OF KING)

On this _____ day of ____________ 19_____, personally appeared before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, ________________, to me known to be the ________________ of Corporation that executed the foregoing instrument, acknowledged that the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that ____ was authorized to execute said instrument.

Witness my hand and official seal hereto affixed the day and year first above written.

____
Notary Public in and for the State of Washington
Residing at ________________

My commission Expires: ________________

EXHIBIT A
LEGAL DESCRIPTION

<u>LOWMAN & HANFORD BUILDING</u>

PARCEL A:

THAT PORTION OF LOTS 1 AND 4, BLOCK 4, TOWN OF SEATTLE, AS LAID OUT ON THE CLAIMS OF C.D. BOREN AND A.A. DENNY (COMMONLY KNOWN AS BOREN & DENNY'S ADDITION TO THE CITY OF SEATTLE), ACCORDING THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE 27, IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT POINT ON THE NORTHEASTERLY MARGIN OF FIRST AVENUE AS ESTABLISHED IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 7092, AS PROVIDED FOR BY ORDINANCE NUMBER 1129 OF THE CITY OF SEATTLE, DISTANT 8.64 FEET NORTHWESTERLY FROM THE SOUTHEASTERLY LINE OF SAID LOT 1;
THENCE NORTHEASTERLY TO A POINT ON THE NORTHEASTERLY LINE OF SAID LOT 1; DISTANT 9.21 FEET NORTHWESTERLY FROM THE MOST EASTERLY CORNER OF SAID LOT 1;
THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF SAID LOTS 1 AND 4, A DISTANCE OF 32 FEET;
THENCE SOUTHWESTERLY TO A POINT ON SAID NORTHEASTERLY MARGIN OF FIRST AVENUE DISTANT 32.15 FEET SOUTHEASTERLY FROM THE POINT OF BEGINNING;
THENCE NORTHWESTERLY 32.15 FEET TO THE POINT OF BEGINNING.

PARCEL B:

AN EASEMENT FOR NON-EXCLUSIVE USE OF THE STAIRWELLS, STAIRS, ELEVATOR AND ELEVATOR SHAFT PRESENTLY LOCATED ON THE NORTH SIDE OF THE HOWARD BUILDING, TOGETHER WITH THE AIR RIGHTS OVER APPROXIMATELY THE PRESENT ELEVATOR AND STAIR SHAFT ON THE NORTH SIDE OF SAID BUILDING;
THE ENTIRE STRUCTURE OF SAID BUILDING BEING SITUATED ON THE PROPERTY DESCRIBED AS FOLLOWS:

THE SOUTHEASTERLY 36.5 FEET OF LOT 4 AND THE NORTHWESTERLY 5 FEET OF LOT 5, BLOCK 4, TOWN OF SEATTLE, AS LAID OUT ON THE CLAIMS OF C.D. BOREN AND A.A. DENNY (COMMONLY KNOWN AS BOREN AND DENNY'S ADDITION TO THE CITY OF SEATTLE), ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE 27, IN KING COUNTY, WASHINGTON;
EXCEPT THE SOUTHWESTERLY 9 FEET THEREOF AS CONDEMNED FOR WIDENING OF FIRST AVENUE, IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 7092, AS PROVIDED FOR BY ORDINANCE NUMBER 1129 OF THE CITY OF SEATTLE.

EXHIBIT A
LEGAL DESCRIPTION

EXHIBIT B
OUTLINE DRAWING OF PREMISES


LOWMAN & HANFORD
BUILDING
7th FLOOR
UP
DN
ELEV
DN
AS BUILT
FLOOR PLANS
SEATTLE

EXHIBIT B
OUTLINE DRAWING OF PREMISES

Note: Interior improvements may not be accurately shown or shown to actual dimensions.

EXHIBIT C
WORK LETTER

As further consideration for the execution of this Lease, Landlord, at Landlord's sole cost and expense, shall provide the following improvements to the Premises:

- Paint all interior walls using the building standard paint color.
- Replace the carpets throughout the Premises using building standard carpets and reaffix all base molding after carpet is installed.
- Replace broken and/or stained ceiling tiles.
- Activate security system on the two interior doors directly of the main elevator lobby with card key system (same as in elevators), or with existing door security device. Said doors shall remain connected to the Building's fire alarm system so upon alarm said doors automatically unlock.
- Put covers on all existing electrical outlets and verify that they are all operable.
- Adjust operable windows so that they can be opened.
- Provide light in the back patch (phone closet) room.

All other improvements, alterations and repairs to the Premises shall be made by Tenant at Tenant's sole cost and expense, subject to the provisions of Section 14, "Tenant Improvements and Alterations" and Section 15 "Mechanics' Liens".

EXHIBIT D
RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the exterior in any area visible from the exterior of the building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant. At the expiration or termination of Tenant's Lease, Tenant, at Tenant's sole cost and expense, shall remove all tenant-installed signage and repair and paint any and all damage resulting from installation and/or removal of said signage.

2. Tenant shall not install any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises except building-standard drapes approved by Landlord. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows, which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, lobbies, halls, passages, exits, entrances, elevators, or stairways of the Building. The halls, passages, exits, entrances, lobbies, elevators, and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its Tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Tenant and no employee or invitee of any tenant shall go upon the roof of the Building without Landlord's prior written consent.

4. The directory of the Building will be provided for the display of the name and location of tenants' business only and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises, unless otherwise provided in the Lease, shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage to any tenant's property by the janitor or any other employee or any other person.

6. Landlord shall furnish Tenant worth appropriate number of keys to each door lock in the Premises and to the main entrance door of the Building. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall reimburse Landlord for all cost of any new lock(s) required due to such loss.

7. Tenant shall not install computer cabling, telephone, burglar alarm or similar services without Landlord's approval for installation of same. Upon termination of Tenant's tenancy, at Landlord's option, Tenant shall remove any equipment and/or services from the Premises and shall restore the Premises to its condition prior to such installation.

8. Freight elevator(s), if any, shall be available for use by all tenants in the Building, subject to such reasonable scheduling, as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in passenger elevators between such hours and in such elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises, which exceeds the load per square floor, which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight of such objects. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's sole cost and expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities for the operation or maintenance of office equipment. Tenant shall not use or permit to be used of the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations nor shall Tenant bring into or keep in or about the Premises any animals, including dogs (except seeing-eye dogs).

11. Tenant shall not use any method of heating or air conditioning other than supplied by Landlord.

12. Tenant shall not waste electricity, or water, and Tenant agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air -conditioning system and to comply with any governmental energy-saving rules, laws or regulations, of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall make reasonable efforts to keep corridor and exterior doors and windows closed at the end of each business day.

13. The name of the Building is The Lowman Hanford Building. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall use its best efforts to close and lock all doors of its Premises and entirely shut off all water apparatus, electricity, copiers and other office equipment, including coffee pots, etc., before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant, or employees or invitees of the tenant, who shall have caused it.

17. Tenant shall not make any room-to-room solicitation of business from other tenants of the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

18. Canvassing, soliciting, and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the building except as permitted in this Lease. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Landlord reserves the right to direct electricians as to where and how telephone, computer or other wiring or cabling are to be introduced to the Premises. Tenant shall not cut nor bore holes for wiring or cabling without landlord's prior written consent, said consent shall not be unreasonably withheld. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Landlord reserved the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs or who is in violation of any of the Rules and Regulations of the Building.

22. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. All garbage over and above normal (i.e., major-delivery wrappings, etc.) shall be at Tenant's sole cost and expense. Tenant agrees to cooperate with Landlord in recycling programs as may be established from time to time by Landlord.

23. The Premises shall not be used for lodging nor for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters Laboratory approved

equipment for brewing coffee, tea, hot chocolate and similar beverages, and microwave ovens shall be permitted; provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances rules and regulations and dose not cause objectionable odor.

24. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

25. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

26. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

27. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office of the Building without specific instructions from Landlord.

28. Tenant and Tenant's employees shall not park vehicles in any parking areas designated by Landlord as reserved parking areas or as visitor parking areas. Tenant shall not park any vehicles in the Building parking areas, other than automobiles, motorcycles, motor-driven or non motor-driven bicycles or four wheeled trucks. Tenant shall only store bicycles in the designated bicycle areas as provided by Landlord.

29. Tenant and Tenant's delivery personnel shall utilize loading zones and delivery entrances for all deliveries. Any damage to the Building or Premises resulting from Tenant's deliveries shall be repaired at the sole cost and expense of the Tenant.

30. Tenant and Tenant's delivery personnel shall not use in any space or in the common areas of the Building any hand truck except those equipped with rubber tires side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring vehicles of any other kind into the Building.

31. All moving of furniture or other equipment shall be done so as to have minimal impact on other tenants' and visitors' use of elevators, common areas, and parking facilities.

32. The Building is a nonsmoking building.

33. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

34. These Rules and Regulations are in addition to and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

35. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional Rules and Regulations, which are adopted.

36. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.